EXHIBIT 24.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-11 of First Washington Realty Trust, Inc. (the 'Company'), of our report, dated February 9, 1996, on our audits of the consolidated balance sheets of the Company as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995; our report dated February 9, 1996 on our audits of the financial statement schedules listed in Item 35(a)3; our report, dated October 18, 1996, on our audit of the combined statement of revenues and certain expenses of the New Retail Properties for the year ended December 31, 1995; and our report dated July 2, 1996, on our audit of the combined statement of revenues and certain expenses of the 1996(B) Acquisition Properties for the year end December 31, 1995. We also consent to the reference to our firm under the caption 'Experts'.

                                          COOPERS & LYBRAND L.L.P.



Washington, DC
November 22, 1996